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                                                                     EXHIBIT 4.5


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                            SPEEDFAM-IPEC CORPORATION

                f/k/a INTEGRATED PROCESS EQUIPMENT CORP., Company

                     SPEEDFAM-IPEC, INC., Original Guarantor

                        NOVELLUS SYSTEMS, INC., Novellus

                                       And

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,
                                     Trustee

                            -------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of December 6, 2002

                                       To

                                    INDENTURE

                         Dated as of September 15, 1997

                       As First Supplemented April 6, 1999

                            -------------------------

                                   Relating to

                       Integrated Process Equipment Corp.

                 6 -1/4% Convertible Subordinated Notes due 2004
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                          SECOND SUPPLEMENTAL INDENTURE

      This SECOND SUPPLEMENTAL INDENTURE, dated as of the 6th day of December, 2002, by and among SPEEDFAM-IPEC CORPORATION f/k/a INTEGRATED PROCESS EQUIPMENT CORP., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), SPEEDFAM-IPEC, INC., a corporation duly organized and existing under the laws of the State of Illinois and the Company's parent company (the "Original Guarantor"), NOVELLUS SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of California ("Novellus"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association organized under the laws of the United States of America, and trustee under the Indenture (as hereinafter defined) (the "Trustee").

                                   WITNESSETH:

      WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of September 15, 1997, providing for the issuance of 6 -1/4% Convertible Subordinated Debentures due 2004 (the "Notes"), in the aggregate principal amount not to exceed $115,000,000, as supplemented and amended by that certain First Supplemental Indenture, dated as of April 6, 1999 (the "First Supplemental Indenture") by and among the Company, the Original Guarantor, and the Trustee (such Indenture, as further supplemented or amended in accordance with its terms, herein the "Indenture");

      WHEREAS, the Original Guarantor, NHL Acquisition-Sub, Inc., a Delaware corporation ("Merger Sub"), and Novellus have entered into an Agreement and Plan of Reorganization, dated as of August 11, 2002 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Original Guarantor (the "Merger"), with the Original Guarantor then becoming a direct wholly-owned subsidiary of Novellus and the Company becoming an indirect wholly-owned subsidiary of Novellus;

      WHEREAS, pursuant to the Merger Agreement, each share of the Original Guarantor's common stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive
0.1818 of a share of Common Stock of Novellus;

      WHEREAS, Section 15.6 of the Indenture provides that, "If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of the Guarantor with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture)


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providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights or election shall not have been exercised ("nonelecting share")), then for purposes of this Section 15.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable or share by a plurality if the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article;"

      WHEREAS, Section 12.1 of the Indenture permits the Company to merge with another corporation provided certain conditions are satisfied;

      WHEREAS, pursuant to the First Supplemental Indenture, the Original Guarantor guaranteed, on a subordinated basis as set forth more fully therein, the payment of the principal of, premium, if any, and interest on the Notes in order to preserve the exemption available under Section 3(a)(9) of the Securities Act for the conversion of Notes into Common Stock;

      WHEREAS, subject to the closing of the Merger, Novellus is willing to assume the obligations of the Original Guarantor under the Indenture and to guarantee, on a subordinated basis as set forth more fully herein, the payment of the principal of, premium, if any, and interest on the Notes in order to preserve the exemption available under Section 3(a)(9) of the Securities Act for the conversion of Notes into Common Stock;

      WHEREAS, Section 11.1 of the Indenture authorizes the Company, with the consent of the Trustee, to supplement or amend the Indenture to comply with
Section 15.6 hereof and to correct or supplement provisions of or make other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of any Noteholder;

      WHEREAS, the Company, the Original Guarantor and Novellus desire to execute a supplemental indenture that complies with Section 11.1 of the Indenture;

      WHEREAS, all acts and things necessary to make this Second Supplemental Indenture a valid and binding agreement for the purposes and objects herein expressed have been duly done and performed, and the execution of this Second Supplemental Indenture have been in all respects, duly authorized;


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      WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company, the Original Guarantor, or Novellus, as applicable, and not by the Trustee; and

      WHEREAS, the Trustee is authorized by Section 11.1 of the Indenture to execute this Second Supplemental Indenture without the consent of the holders of the Notes;

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Original Guarantor, and Novellus hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      SECTION 1.1 The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Second Supplemental Indenture shall have the respective meanings specified in this Section 1.1. All other terms used in this Second Supplemental Indenture which are defined in the Indenture, the Trust Indenture Act, or which are by reference therein defined in the Securities Act, (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Indenture, the Trust Indenture Act, and in said Securities Act, as in force at the date of the execution of this Second Supplemental Indenture. The words "herein," "hereof' and "hereunder," and words of similar import, refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other Subsection. The terms defined in this Article include the plural as well as the singular.

                  (a) The definition of "COMMON STOCK" contained in Section 1.1 of the Indenture is hereby amended by deleting the reference to the "First Supplemental Indenture" and inserting in lieu thereof the words "Second Supplemental Indenture."

                  (b) The definition of "DESIGNATED GUARANTOR SENIOR INDEBTEDNESS" contained in Section 1.1 of the Indenture is hereby deleted in its entirety.

                  (c) The definition of "DESIGNATED SENIOR INDEBTEDNESS" contained in Section 1.1 of the Indenture is hereby amended by deleting the reference to "Loan Agreement" found therein.

                  (d) The definition of "GUARANTOR LOAN AGREEMENT" contained in
Section 1.1 of the Indenture is hereby deleted in its entirety.

                  (e) The definition of "LOAN AGREEMENT" contained in Section
1.1 of the Indenture is hereby deleted in its entirety.

                  (f) The definitions of the following words contained in
Section 1.1 of the Indenture are hereby amended by deleting them in their entirety and inserting in lieu thereof the following respective definitions:


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            REFERENCE MARKET PRICE: The term "Reference Market Price" shall initially mean $154.95, and in the event of any adjustment to the Conversion Price pursuant to Sections 15.5(a), (b), (c), (d), (e), (f) or
      (g), the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $154.95 to the Conversion Price specified in the form of Note herein above set forth (without regard to any adjustment thereto).

            GUARANTOR:  The term "Guarantor" shall mean Novellus
      Systems, Inc., a California corporation, and shall include its successors and assigns.

                                   ARTICLE II

        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

      SECTION 2.1 Section 2.8 of the Indenture is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

            SECTION 2.8 CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company, the Guarantor, or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall return such canceled Notes to the Guarantor. If the Company or the Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by the Notes unless and until the same are delivered to the Trustee for cancellation.

                                   ARTICLE III

                       PARTICULAR COVENANTS OF THE COMPANY

      SECTION 3.1. Section 5.8 of the Indenture is hereby amended by deleting all references therein to "the Company" and inserting in lieu thereof "the Guarantor."

                                   ARTICLE IV

                         SUBORDINATED GUARANTY OF NOTES

      SECTION 4.1 Section 17.3(ii) of the Indenture is hereby amended by deleting such section in its entirety.


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      SECTION 4.2 Section 17.3 of the Indenture is hereby amended by deleting the fourth paragraph beginning "If the Trustee receives any Payment Blockage Notice . . ." therein.

      SECTION 4.3 Section 17.3 of the Indenture is hereby amended by deleting the fifth paragraph beginning "The Guarantor may and shall resume payments . . .." therein and inserting in lieu thereof the following:

            The Guarantor may and shall resume payments on and distributions in respect of the Notes on the date upon which any such Payment Default is cured or waived or ceases to exist unless this Article XVII otherwise prohibits the payment or distribution at the time of such payment or distribution.

      SECTION 4.4 Section 17.11 of the Indenture is hereby amended by deleting the parenthetical "(including, without limitation, Designated Guarantor Senior Indebtedness)" therein.

                                    ARTICLE V

                          CERTAIN COVENANTS OF NOVELLUS

      SECTION 5.1 Novellus hereby covenants and warrants that (a) immediately after the Effective Time, no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute a Default or an Event of Default (both as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of Article XV of the Indenture and (c) it has been authorized by its Board of Directors, pursuant to Section 11.1 of the Indenture, to execute this Second Supplemental Indenture.

                                   ARTICLE VI

                               CONVERSION OF NOTES

      SECTION 6.1 As a result of the Merger and without any action on the part of the holder of any Note, on and after the Effective Time each $1,000 principal amount of Notes shall be convertible into shares of Common Stock of Novellus, in accordance with the provisions of Article XV of the Indenture, at an initial Conversion Price per share of $302.15, such Conversion Price being subject to subsequent adjustment after the Effective Time in accordance with the provisions of Article XV of the Indenture.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      SECTION 7.1 This Second Supplemental Indenture shall become effective at the Effective Time and shall be automatically null and void if and in the event that the Merger shall not become effective on or prior to December 16, 2002.


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      SECTION 7.2 This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

      SECTION 7.3 Nothing in this Second Supplemental Indenture, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors hereunder, and the holders of the Notes or the holders of Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect to this Second Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors hereunder and the holders of the Notes.

      SECTION 7.4 The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended.

      SECTION 7.5 After the Effective Time, any Notes authenticated and delivered in substitution for, or in lieu of, Notes then outstanding and all Notes presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the Second Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

            The principal amount of this Note has become convertible into shares of the Common Stock, without par value per share, of Novellus Systems, Inc., at an initial Conversion Price per share of $302.15, such Conversion Price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of Novellus Systems, Inc. The payment of principal of, premium, if any, and interest on the Notes has been guaranteed by Novellus Systems, Inc. on a subordinated basis as set forth in the Indenture. The Indenture, dated as of September 15, 1997, referred to in this Note has been amended by a First Supplemental Indenture, dated as of April 6, 1999, and a Second Supplemental Indenture, dated as of December 6, 2002, to provide for such convertibility and guarantee. Reference is hereby made to said First Supplemental Indenture and said Second Supplemental Indenture, copies of which are on file with SpeedFam-IPEC Corporation f/k/a Integrated Process Equipment Corp. and Novellus Systems, Inc., for a statement of the amendments therein made.

      Nothing contained in this Second Supplemental Indenture shall require the holder of any Note to submit or exchange such Note prior to the Effective Time in order to obtain the benefits of the Guaranty or any other provisions hereunder.


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      The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Notes without materially obscuring the text of the Notes.

      Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Note now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section 6.5.

      SECTION 7.6 Except as expressly supplemented by this Second Supplemental Indenture, the Indenture, the Notes issued thereunder and the charge and obligation created thereby are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Notes issued thereunder shall remain in full force and effect.

      SECTION 7.7 If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with (a) another provision of this Second Supplemental Indenture, or (b) any provision of the Indenture, which is required to be included by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

      SECTION 7.8 The recitals contained in this Second Supplemental Indenture shall be taken as statements of the Company, the Original Guarantor, or Novellus, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

      SECTION 7.9 This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                            [Signature Page Follows]


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      IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                    SPEEDFAM-IPEC CORPORATION
                                    f/k/a INTEGRATED PROCESS EQUIPMENT CORP.

                                    By: /s/ Richard Faubert

                                    Name: Richard Faubert

                                    Title: President and CEO



                                    SPEEDFAM-IPEC, INC.


                                    By: /s/ Richard Faubert

                                    Name: Richard Faubert

                                    Title: President and CEO



                                    NOVELLUS SYSTEMS, INC.

                                    By: /s/ Kevin S. Royal

                                    Name: Kevin S. Royal

                                    Title: Vice President and Chief Financial
                                     Officer



                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CALIFORNIA, N.A., as Trustee

                                    By: /s/ Scott C. Emmons

                                    Name: Scott C. Emmons

                                    Title: Vice President